Exhibit 8.1

CLIFFORD CHANCE US LLP

31 WEST 52ND STREET

NEW YORK, NY 10019-6131

TEL +1 212 878 8000

FAX +1 212 878 8375

www.cliffordchance.com

September 25, 2012

BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, CA 94105

Re:        iShares Silver Trust Registration on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to BlackRock Asset Management International Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to the continuous offering of shares (the “Shares”) representing units of fractional undivided beneficial interests in and ownership of the iShares Silver Trust (the “Trust”), a trust formed under the laws of the State of New York pursuant to the terms of the Depositary Trust Agreement dated April 21, 2006 (the “Trust Agreement”), entered into by and among the Company, as sponsor, and The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York, as trustee (the “Trustee”). In connection therewith, you have requested our opinion with respect to certain U.S. federal income tax matters. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

In rendering the opinions expressed herein, we have examined and relied on the Trust Agreement; the Registration Statement; originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company; and such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter.

In our examination of the foregoing documents, we have assumed, with your consent, that all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended; the signatures of each original document are genuine; each party who executed the document had proper authority and capacity; all representations and statements set forth in such documents are true and correct; and all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

Our opinions are based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, pertinent judicial decisions, current interpretive rulings and pronouncements of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, in effect as of the date hereof, all of which are subject to legislative, judicial or administrative change or differing interpretation, possibly with retroactive effect. Our opinions are not binding on the IRS, and no assurance can be given that the conclusions expressed herein will not be challenged by the IRS or sustained by a court.

Based upon and subject to the foregoing, (i) we are of the opinion that the Trust will be classified as a “grantor trust” for U.S. federal income tax purposes, and (ii) we confirm that the discussion in the

CLIFFORD CHANCE US LLP

Registration Statement under the caption “United States Federal Income Tax Consequences,” to the extent it consists of statements of law and legal conclusions, and subject to the limitations and qualifications set forth therein, constitutes our opinion as to the material U.S. federal income tax consequences that will apply under currently applicable law to the purchase, ownership and disposition of the Shares.

The opinions stated above represent our conclusions as to the application of the U.S. federal income tax laws existing as of the date of this letter. Further, the opinions set forth above represent our conclusions based upon the assumptions, documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such assumptions or representations could affect the accuracy of our opinions. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter and the certificates and other statements of corporate officers and other representatives of the Company.

The opinions set forth in this letter are (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter, (ii) as of the date hereof, and (iii) rendered by us at the request of the Company. We assume no obligation to update our opinions for events or changes in the law occurring after the effective date of the Registration Statement.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP